                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------
                              SUNTRUST BANKS, INC.

             (Exact name of registrant as specified in its charter)
                                 ---------------

         GEORGIA                                                58-1575035
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7711
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             RAYMOND D. FORTIN, ESQ.
                              SENIOR VICE PRESIDENT
                              SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7165

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

      MARY A. BERNARD                              SUSAN J. SUTHERLAND
      KING & SPALDING                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
1185 AVENUE OF THE AMERICAS                         FOUR TIMES SQUARE
  NEW YORK, NEW YORK 10036                       NEW YORK, NEW YORK 10036
      (212) 556-2100                                 (212) 735-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. {X}

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE

                                         AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF EACH CLASS OF                  TO BE          OFFERING PRICE         AGGREGATE          REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED          PER UNIT(3)      OFFERING PRICE(3)           FEE
Debt securities...........         $1,000,000,000              100%          $1,000,000,000         $92,000
                                        (1)(2)

(1) Plus such additional principal amount as may be necessary such that, if debt securities are issued with an original issue discount, the aggregate initial offering price of all debt securities will equal $1,000,000,000.

(2) Does not include an additional $300,000,000 of debt securities that remain unsold under the registrant's registration statement (No. 333-61583). A registration fee of $75,000 for such unsold debt securities was previously paid upon the filing of such registration statement.

(3) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-61583 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON NOVEMBER 13, 1998 (AS AMENDED BY POST-EFFECTIVE AMENDMENT NO. 1 THERETO, WHICH WAS DECLARED EFFECTIVE ON JUNE 19,
2000). THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-61583, AND SUCH POST-EFFECTIVE AMENDMENT NO. 2 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                   SUBJECT TO COMPLETION, DATED APRIL 16, 2002

                                 $1,300,000,000

                              SUNTRUST BANKS, INC.

                                 DEBT SECURITIES



    We may offer from time to time up to $1,300,000,000 of debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The debt securities will be our unsecured obligations, will not be saving accounts, deposits or other obligations of ours or any of our subsidiaries and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.





                    The date of this prospectus is __________

                              ABOUT THIS PROSPECTUS

    This prospectus is a part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities in one or more offerings up to a total dollar amount of $1,300,000,000. This prospectus provides you with a general description of the debt securities. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities offered by this prospectus:

    -   Annual Report on Form 10-K for the year ended December 31, 2001;

    -   Annual Report on Form 10-K/A for the year ended December 31, 2001;

    -   Current Report on Form 8-K dated February 19, 2002; and

    -   Current Report on Form 8-K/A dated March 20, 2002.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

     SunTrust Banks, Inc.
     303 Peachtree Street, N.E.
     Atlanta, Georgia 30308
     (404) 658-4879
     Attention: Gary Peacock, Jr.
                Senior Vice President

    We have also filed a registration statement (No. 333-_____) with the SEC relating to the debt securities offered by this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement may contain additional information that may be important to you.

    You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus or in the accompanying prospectus supplement. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of our management, and on information currently available to our management.

    Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - competitive pressures among depository and other financial institutions may increase significantly;

     -    changes in the interest rate environment may reduce margins;

     - changes in general economic or business conditions in the geographic regions and industries in which we operate may lead to a deterioration in credit quality or reduced demand for credit;

     - domestic or international military or terrorist activities or conflicts may adversely impact general economic conditions in affected areas;

     - legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged;

     -    changes may occur in the securities markets;

     - our competitors may have greater financial resources and develop products that enable them to compete more successfully than we do;

     - our ability to develop competitive new products and services and the acceptance of such products and services by our customers may impact our results of operations;

     - changes in consumer spending and saving habits may impact demand for our products and services;

     -    changes in competitors' pricing policies may affect our business;

     - our ability to manage the costs associated with expanding existing distribution channels and developing new ones and to increase revenues from such distribution channels may affect our margins; and

     - the effect of corporate restructurings, mergers, acquisition and/or dispositions on our business, including, without limitation, related charges against our earnings, our ability to successfully integrate acquisitions and our ability to realize expected revenue growth and/or expense savings from such corporate restructurings, mergers, acquisitions and/or dispositions.

    We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                              SUNTRUST BANKS, INC.

    SunTrust is the ninth largest commercial banking organization in the U.S. with assets of approximately $104.7 billion at December 31, 2001. SunTrust provides a full line of consumer and commercial banking services to more than
5.5 million customers through over 1,100 branches and 1,990 ATMs in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia. SunTrust's primary businesses include traditional deposit and credit services as well as trust and investment services. SunTrust also provides, through various subsidiaries, credit cards, mortgage banking credit-related insurance, discount brokerage and investment banking services. As of December 31, 2001, SunTrust had total deposits of approximately $67.5 billion, discretionary trust assets of approximately $89.5 billion and a mortgage servicing portfolio of approximately $47.6 billion.

    Under the long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support these banks. As a result of this policy, we may be required to commit resources to our subsidiary banks in circumstances where we might not otherwise do so.

    Because we are a bank holding company, our rights and the rights of our creditors, including the holders of any of the debt securities offered by this prospectus, to participate in the distribution and payment of assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that we may be a creditor with recognized claims against the subsidiary.

    We are incorporated under the laws of the State of Georgia. Our principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. Our general information telephone number is 404-588-7711.

                                 USE OF PROCEEDS

    Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of any debt securities for general corporate purposes. These purposes may include the following:

     -    the repayment of long-term debt;

     -    the repayment of short-term debt, including commercial paper;

     - the purchase of equity securities, including repurchase of our common stock pursuant to our on-going stock repurchase plan;

     -    investments at the holding company level;

     - investments in, or extensions of credit to, our banking and other subsidiaries and other banks and companies engaged in other financial service activities;

     -    possible acquisitions; and

     -    the purchase of investment securities.

    Until we use the net proceeds from the sale of any debt securities, we may temporarily invest the net proceeds in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

     -    net income plus all applicable income taxes plus fixed charges, by

     -    fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed. For 1999, the ratio of earnings to fixed charges has been computed excluding extraordinary gains.

                                                                                YEAR ENDED DECEMBER 31,
                                                                   1997       1998       1999       2000       2001
                                                                   ----       ----       ----       ----       ----
     Including interest on deposits..........................      1.60       1.54       1.59       1.51       1.66
     Excluding interest on deposits..........................      2.74       2.31       2.38       2.45       2.61


                       DESCRIPTION OF THE DEBT SECURITIES

    As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We sometimes refer to the senior indenture and the subordinated indenture in this prospectus collectively as the "indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the senior indenture will be J.P. Morgan Trust Company, National Association, as successor in interest to PNC Bank, National Association, and the trustee under the subordinated indenture will be Bank One, N.A., as successor in interest to The First National Bank of Chicago.

    We have summarized selected provisions of the indentures below. The summary is not complete. You should read the following summary together with the applicable indenture to help you understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. You can obtain copies of the indentures by following the directions under the caption "Where You Can Find More Information" beginning on page 2 of this prospectus.

GENERAL

    The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt and do not contain financial or similar restrictive covenants.

    A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

     -    the title of the debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities;

     -    any limit on the total principal amount of the debt securities;

     -    the maturity date or dates of the debt securities;

     - the rate or rates of interest, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     -    the date or dates from which interest, if any, will accrue;

     - the dates on which interest will be payable and the related record dates;

     - whether payments of principal or interest will be determined by any index, formula or other method and the manner of determining the amount of such payments;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable if other than the location specified in this prospectus;

     - any redemption dates, prices, rights, obligations and restrictions on the debt securities;

     - any mandatory or optional sinking fund, purchase fund or analogous provisions;

     - the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     - the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the principal amount;

     - the currency or currency unit in which principal of, premium, if any, and interest will be paid if other than U.S. dollars;

     - whether we will issue the debt securities in permanent global form and the circumstances under which such permanent global debt security may be exchanged;

     - whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

     - if such debt securities are senior debt securities, whether the defeasance provisions of the senior indenture will apply to such series of debt securities;

     -    any special tax implications of the debt securities;

     - any deletions from, changes in or additions to the events of default or the covenants specified in the applicable indenture; and

     - any other material terms of the debt securities not specified in this prospectus (Section 301).

    We may issue both senior debt securities and subordinated debt securities at a substantial discount below their stated principal amount. We refer to these securities as "original issue discount securities," which means any security that provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity. We will describe the federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.

    Unless the applicable prospectus supplement states otherwise, we will issue debt securities only in fully registered form, without coupons, and in denominations of $1,000 and any integral multiple thereof. Holders of debt securities will not pay any service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of a sum sufficient to cover any tax or other government charge payable in connection with such registration or transfer.

PAYMENT; TRANSFER

    Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of SunTrust Bank in Atlanta, Georgia, except that interest may be paid at our option by check mailed to the address of the holder entitled thereto as it appears on the security register. We will have the right to require a holder of any debt security, in connection with any payment on such debt security, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

RANKING

    General. The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to all senior indebtedness (as defined below) and, in certain circumstances, to all additional senior obligations (as defined below).

    As of December 31, 2001, we had an aggregate of approximately $1.018 billion of long-term senior indebtedness outstanding and an aggregate of approximately $341 million of short-term senior indebtedness outstanding, which consisted primarily of master notes. As of December 31, 2001, we had no additional senior obligations outstanding. We expect from time to time to incur additional senior indebtedness and additional senior obligations. The indentures do not prohibit or limit the incurrence of additional senior indebtedness or additional senior obligations. As of December 31, 2001, we had an aggregate of approximately $900 million of long-term subordinated debt securities outstanding and an aggregate of $1.450 billion of trust preferred securities outstanding.

    Because we are a holding company, our right and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary, except to the extent that we are a creditor of that subsidiary with recognized claims. However, in the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company or any shareholder or creditor thereof. Our subsidiaries have significant outstanding long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

    In addition, the indentures and the debt securities will not contain any provision that would protect the holders of the debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of our company or other event involving us that may adversely affect our credit quality.

    Subordination of the Subordinated Securities. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation of or reorganization of our company, to all additional senior obligations (Article 13).

    Under the subordinated indenture "senior indebtedness" means

     (1) all indebtedness of our company for money borrowed, whether now outstanding or subsequently created, assumed or incurred, other than:

     -    the subordinated debt securities;

     -    any obligation ranking equally with the subordinated debt securities;
          or

     -    any obligation ranking junior to the subordinated debt securities, and

     (2)  any deferrals, renewals or extensions of any such senior indebtedness.

        The subordinated indenture defines the term "indebtedness for money borrowed" to mean:

     - any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; and

     - any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business.

    The subordinated indenture defines "additional senior obligations" to mean all of our indebtedness, whether now outstanding or subsequently created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that additional senior obligations do not include:

          (1) any claims in respect of senior indebtedness; or

          (2) any obligations ranking junior to or equally with the subordinated debt securities.

    As a result of these subordination provisions, no payment on account of the principal of, premium, if any, or interest on the subordinated debt securities may be made if a payment default with respect to senior indebtedness exists and any applicable grace period has expired or the maturity of any senior indebtedness has been accelerated. Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to our company as a whole, whether voluntary or involuntary,

        (1) the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities; and

        (2)  if after giving effect to the operation of clause (1) above:

     - any assets remain available for payment or distribution in respect of the subordinated debt securities, and

     - creditors in respect of additional senior obligations have not received payment in full;

    then the amounts referred to in the first bullet above will first be applied to pay or provide for the payment in full of all such additional senior obligations before any payment may be made on the subordinated debt securities.

    If the holders of subordinated debt securities receive any payment at a time when they know that all senior indebtedness and additional senior obligations have not been paid in full, then such payment shall be held in trust for the benefit of the holders of senior indebtedness and/or additional senior obligations, as the case may be (Section 1301).

    As a result of these subordination provisions, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, than holders of senior indebtedness and additional senior obligations. In addition, in the event of insolvency, our creditors that do not hold senior indebtedness or who hold subordinated debt securities may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than holders of the subordinated debt securities.

RESTRICTION ON DISPOSITION OF VOTING STOCK OF CERTAIN SUBSIDIARIES

    Under the senior indenture, we have agreed not to sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, pledge, transfer or dispose of, any shares of voting stock of any subsidiary or any securities convertible into voting stock of any subsidiary which is:

        (1)  a principal constituent bank; or

        (2) a subsidiary which owns shares of voting stock or any securities convertible into voting stock of a principal constituent bank.

Notwithstanding the foregoing, this covenant does not prohibit:

     - any dispositions made by us or any subsidiary (A) acting in a fiduciary capacity for any person other than us or any subsidiary or
          (B) to us or any of our wholly owned (except for directors' qualifying shares) subsidiaries; or

     - the merger or consolidation of a principal constituent bank with and into a principal constituent bank.

    This covenant also does not prohibit sales, assignments, pledges, transfers or other dispositions of shares of voting stock of a corporation referred to in clause (1) or (2) above where:

        (1) the sales, assignments, pledges, transfers or other dispositions are made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director; or

        (2) the sales, assignments, pledges, transfers or other dispositions are made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or authority to the acquisition by us, directly or indirectly, of any other corporation or entity; or

        (3) in the case of a disposition of shares of voting stock or any securities convertible into voting stock of a principal constituent bank, or sales of voting stock or any securities convertible into voting stock of any subsidiary included in clause (2) above, the sales, assignments, pledges, transfers or other dispositions are:

     - for fair market value as determined by our board of directors or the board of directors of the subsidiary disposing of such shares or securities; and

     - after giving effect to such disposition and to any potential dilution (if the shares or securities are convertible into voting stock), we and our directly or indirectly wholly owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or subsidiary; or

        (4) a constituent bank sells additional shares of voting stock to its shareholders at any price, so long as immediately after such sale we own, directly or indirectly, at least as great a percentage of the voting stock of such constituent bank as we owned prior to such sale of additional shares; or

        (5) a pledge is made or a lien is created to secure loans or other extensions of credit by a constituent bank subject to Section 23A of the Federal Reserve Act (Section 1005).

Any constituent bank that has total assets equal to more than 15% of the total assets of all constituent banks is defined in the senior indenture to be a principal constituent bank (Section 101). As of December 31, 2001, SunTrust Bank was the only constituent bank that is a principal constituent bank under the senior indenture.

    The subordinated indenture does not contain the foregoing covenant.

EVENTS OF DEFAULT

     Definition. Under the indentures, the following events will constitute an event of default with respect to debt securities of any series:

          (1) we fail for 30 days to pay any interest on any debt security of that series when due and payable;

          (2) we fail to pay principal of or any premium on any debt security of that series when due;

          (3) we fail to deposit any sinking fund payment in respect of any debt security of that series when due;

        (4) we fail to perform any other covenant in the applicable indenture (other than a covenant included in such indenture solely for the benefit of series of debt securities other than that series), for 90 days after written notice as provided in the applicable indenture;

        (5) a decree or order for relief in respect of our company is entered by a court having jurisdiction in an involuntary case under federal or state bankruptcy laws, and continues unstayed and in effect for 60 consecutive days;

        (6) we commence a voluntary case under federal or state bankruptcy laws or consent to the entry of a decree or order for relief in an involuntary case under any such law; and

        (7) any other event of default provided with respect to debt securities of that series (Section 501).

    Remedies.  If an event of default:

     - with respect to senior debt securities of any series occurs and is continuing, or

     - described in clause (5) or clause (6) with respect to subordinated debt securities of any series occurs and is continuing,

then either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare by notice in writing to us the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

    Accordingly, unless the applicable prospectus supplement states otherwise, the payment of the principal of the subordinated debt securities may be accelerated only upon the occurrence of an event of default described in clause
(5) or clause (6) of the preceding paragraph and may not be accelerated upon a payment or covenant default. In the event of a payment or covenant default with respect to subordinated debt securities, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce the payment of any amount due or the performance of such covenant or any other proper remedy (Section 503). Under certain circumstances, the trustee may withhold notice to the holders of the subordinated debt securities of a default if the trustee determines in good faith that the withholding of such notice is in the best interest of such holders, and the trustee shall withhold such notice for certain defaults for a period of 30 days (Section 602).

    Obligations of Trustee. The indentures provide that, subject to the duty of the relevant trustee during an event of default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to such trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on such trustee, with respect to the debt securities of that series. However, such trustee may decline to act if the holders' direction is contrary to law or the applicable indenture, would unduly prejudice the right of other holders or would involve such trustee in personal liability (Section 512).

    No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee or for any remedy, unless:

     - such holder has given the relevant trustee written notice of a continuing event of default with respect to the debt securities of that series;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the relevant trustee to institute such proceeding as trustee;

     - such trustee has not received an inconsistent direction from the holders of a majority in principal amount of the outstanding debt securities of that series; and

     - the trustee has failed to institute the requested proceeding within 60 days (Section 507).

However, the holder of any debt security will have an absolute right to receive payment of the principal of, premium, if any, and interest on such debt security on the due dates expressed in such debt security and to institute suit for the enforcement of any such payment (Section 508).

    Under the indentures we must furnish to the relevant trustee annually a statement regarding our performance of certain of our obligations under the applicable indenture and as to any default in such performance (Senior Indenture Section 1006; Subordinated Indenture Section 1005).

DEFEASANCE AND COVENANT DEFEASANCE

    The senior indenture provides that, to the extent indicated in the applicable prospectus supplement, we may deposit in trust with the relevant trustee cash and/or government securities in an amount sufficient, without reinvestment, to pay all sums due on any series of senior debt securities. If we make this deposit, then, at our option, we:

        (1) will be deemed to have satisfied and paid all of our obligations in respect of the senior debt securities of that particular series; or

        (2) will not need to comply with certain restrictive covenants contained in the senior indenture and the occurrence of a covenant default will no longer be an event of default with respect to such series of senior debt securities, which we refer to as "covenant defeasance."

    Such a trust may only be established if, among other things,

     -    no event of default exists or occurs as a result of such deposit; and

     - we deliver an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit.

    If we exercise our covenant defeasance option with respect to any series of senior debt securities and the maturity of that series is accelerated upon an event of default, the amount of cash and government securities on deposit with the trustee may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration. However, we will remain liable with respect to such payments (Article 13).

    The subordinated indenture does not contain defeasance and covenant defeasance provisions.

MODIFICATION AND WAIVER

    We and the relevant trustee may modify and amend the applicable indenture with the consent of the holders of 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

     - change the maturity date of the principal of, or interest on, any debt security,

     - reduce the principal amount of, or any premium or rate of interest on, any debt security,

     - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof,

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, or

     - reduce the percentage in principal amount of outstanding debt securities of any series required to modify or amend either indenture or to waive compliance with certain provisions of, or defaults under, either indenture (Section 902).

    The holders of at least 66 2/3% in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the applicable indenture. (Senior Indenture Section 1007; Subordinated Indenture Section 1006).

    The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture, except:

     - a default in the payment of principal of, or any premium or interest on, any debt security of that series; or

     - a default in respect of a covenant or provision which under such indenture cannot be modified or amended without the consent of the holder of each debt security of the series affected (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

    We may consolidate with or merge into, or transfer our assets substantially as an entirety to, any corporation organized under the laws of the U.S, any state thereof or the District of Columbia, provided that:

     - the successor corporation assumes our obligations on the debt securities and under the indentures,

     - after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and

     -    certain other conditions are met (Section 801).

TRUSTEES

    Either or both of the trustees may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series (Section 610). In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the related indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee (Section 611).

    In the normal course of business, we and our subsidiaries conduct banking transactions with the trustees and/or their affiliates, and the trustees and/or their affiliates conduct banking transactions with us and our subsidiaries.

BOOK-ENTRY SECURITIES

    We may issue debt securities in the form of one or more book-entry securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement (Section 301). In such a case, we will issue one or more book-entry securities in denominations equal to the portion of the aggregate principal amount of debt securities of the series to be represented by such book-entry securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a book-entry security may not be transferred except as a whole by the depositary for such book-entry security to its nominee or by its nominee to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of such successor (Section 305).

    The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a book-entry security, the depositary for such book-entry security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry security to the accounts of persons that have accounts with such depositary, which we refer to as "participants." Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if we offer and sell such debt securities directly. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary's system is also available to other persons, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." Persons who are not participants may beneficially own book-entry securities held by the depositary only through participants or indirect participants.

    Ownership of beneficial interests in any book-entry security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants for such book-entry security and on the records of participants with respect to interests of indirect participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the depositary's book-entry system, may impair the ability to transfer beneficial interests in a book-entry security.

    So long as the depositary or its nominee is the registered owner of a book-entry security, the depositary or such nominee will be considered the sole owner or holder of the debt securities represented by such book-entry security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in debt securities represented by book-entry securities will not be entitled to have debt securities represented by such book-entry security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

    Payments of principal of, premium, if any, and interest on debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the book-entry security representing such debt securities. We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the book-entry security for such debt securities, as shown on the records of such depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in such book-entry security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name", and will be the responsibility of such participants and indirect participants. Neither we, the trustee, any authenticating agent, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a book-entry security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (Section 311).

    If the depositary for debt securities of a series notifies us that it is unwilling or unable to continue as depositary or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we have agreed to appoint a successor depositary. If we have not appointed a successor within 90 days, we will issue debt securities of such series in definitive registered form in exchange for the book-entry security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine that the debt securities of any series issued in the form of one or more book-entry securities shall no longer be represented by such book-entry security and, in such event, will issue debt securities of such series in definitive registered form in exchange for such book-entry securities. Further, if we so specify with respect to the debt securities of a series, we may issue debt securities in definitive registered form in exchange for book-entry securities if an event of default, or an event which with notice, lapse of time or both would be an event of default with respect to the debt securities of such series has occurred and is continuing. In any such instance, an owner of a beneficial interest in a book-entry security will be entitled to physical delivery of debt securities in definitive registered form of the series represented by such book-entry security which are equal in aggregate principal amount to such beneficial interest and to have such debt securities registered in its name (Section 305).

                              PLAN OF DISTRIBUTION

    We may sell any series of debt securities:

     -    through underwriters or dealers;

     -    through agents; or

     -    directly to one or more purchasers.

    Any such underwriters, dealers or agents may include any of our broker-dealer subsidiaries, including SunTrust Capital Markets, Inc. and SunTrust Securities, Inc.

    The distribution of the debt securities may be effected from time to time in one or more transactions:

     -    at a fixed price or prices, which may be changed from time to time;

     -    at market prices prevailing at the time of sale;

     -    at prices related to such prevailing market prices; or

     -    at negotiated prices.

    For each series of debt securities, the prospectus supplement will set forth the terms of the offering including:

     -    the initial public offering price;

     -    the names of any underwriters, dealers or agents;

     -    the purchase price of the debt securities;

     -    our proceeds from the sale of the debt securities;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers; and

     - the securities exchanges on which the debt securities will be listed, if any.

    If we use underwriters in the sale, they will buy the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities offered if they purchase any debt securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the debt securities in accordance with applicable law.

    If we use dealers in the sale, we will sell debt securities to such dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of debt securities in any state that does not permit such an offer.

    Underwriters, dealers and agents that participate in the debt securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the debt securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

    We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the debt securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

    The debt securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the debt securities will make a market in the debt securities. If the underwriters make a market in the debt securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

    Our broker-dealer subsidiaries are members of the NASD and may participate in distributions of debt securities. Accordingly, offerings of debt securities in which our broker-dealer subsidiaries participate will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD.

    This prospectus, together with any applicable prospectus supplement, may also be used by any of our broker-dealer subsidiaries in connection with offers and sales of debt securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries, including SunTrust Capital Markets, Inc. and SunTrust Securities, Inc., may act as principal or agent in such transactions. None of our broker-dealer subsidiaries has any obligation to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

    Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

    Certain legal matters with respect to the debt securities will be passed upon for us by Raymond D. Fortin, Senior Vice President, General Counsel and Secretary, and by King & Spalding, and for any underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. As of April 12, 2002, Mr. Fortin beneficially owned 7,800 shares of our common stock and 20,800 restricted shares, and held options to purchase 28,400 shares.

                                     EXPERTS

    The audited consolidated financial statements of SunTrust Banks, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

    NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE

                                 ---------------



                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                             PAGE
                                                             ----
                 About this Prospectus ..................      2
                 Where You Can Find More Information ....      2
                 Forward-Looking Statements .............      3
                 SunTrust Banks, Inc. ...................      4
                 Use of Proceeds ........................      4
                 Ratio of Earnings to Fixed Charges .....      5
                 Description of the Debt Securities .....      5
                 Plan of Distribution ...................     14
                 Legal Matters ..........................     15
                 Experts ................................     16



                              SUNTRUST BANKS, INC.

                                 ---------------

                                   PROSPECTUS

                                        , 2002

                                 ---------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Estimated expenses in connection with the issuance and distribution of the debt securities being registered, other than underwriting compensation, are as follows:


   Securities and Exchange Commission registration fee...........  $  92,000
   Attorneys' fees and expenses..................................    100,000
   Accounting fees and expenses..................................    150,000
   Printing and engraving expenses...............................     50,000
   Fees of indenture trustees....................................     25,000
   Rating Agency fees............................................     25,000
   Miscellaneous expenses........................................     25,000
                                                                   ---------
     Total.......................................................  $ 467,000
                                                                   =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   PART 5 OF ARTICLE 8 OF THE GEORGIA BUSINESS CORPORATION CODE STATES:

14-2-850. PART DEFINITIONS

   As used in this part, the term:

      (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

      (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection
   (a) of Code Section 14-2-856 is not:

         (A) A party to the proceeding; or

         (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

      (4) "Expenses" include counsel fees.

      (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      (6) "Official capacity" means:

         (A) When used with respect to a director, the office of director in a corporation; and

         (B) When used with respect to an officer, as contemplated in Code
      Section 14-2-857, the office in a corporation held by the officer.

   Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

      (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851. AUTHORITY TO INDEMNIFY

   (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

      (1) Such individual conducted himself or herself in good faith; and

      (2) Such individual reasonably believed:

         (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

         (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

         (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

   (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

   (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

   (d) A corporation may not indemnify a director under this Code section:

      (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

      (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. MANDATORY INDEMNIFICATION

   A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. ADVANCE FOR EXPENSES

   (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

      (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

      (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

   (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

   (c) Authorizations under this Code section shall be made:

      (1) By the board of directors:

         (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

         (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

      (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES

   (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

      (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

      (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code
   Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

   (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION

   (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

   (b) The determination shall be made:

      (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

      (2) By a special legal counsel:

         (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

         (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

      (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

   (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856. SHAREHOLDER APPROVED INDEMNIFICATION

   (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

   (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

      (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

      (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

      (3) For the types of liability set forth in Code Section 14-2-832; or

      (4) For any transaction from which he or she received an improper personal benefit.

   (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

      (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

      (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS

   (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

      (1) To the same extent as a director; and

      (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

         (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

         (B) Acts or omissions which involve intentional misconduct, or a knowing violation of law;

         (C) The types of liability set forth in Code Section 14-2-832; or

         (D) Receipt of an improper personal benefit.

   (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

   (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

   (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. INSURANCE

   A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. APPLICATION OF PART

   (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

   (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

   (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

   (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

   (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ARTICLES OF INCORPORATION AUTHORITY

   Article 14 of the Corporation's Articles of Incorporation provides:

   In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

BYLAW AUTHORITY

   Article VII of the Corporation's Bylaws provides:

   Section 1. DEFINITIONS

   As used in this Article, the term:

   (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

   (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

   (C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

   (D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

   (E) "Expenses" includes counsel fees.

   (F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

   (G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

   (H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

   (I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

   (J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

   Section 2. BASIC INDEMNIFICATION ARRANGEMENT

   (A) Except as provided in subsections 2(D) and 2(E) below and, if required by
Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

   (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

   (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

   (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

   Section 3. ADVANCES FOR EXPENSES

   (A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

   (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

   (C) Authorizations under this Section shall be made: (i) By the Board of
Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

   Section 4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO
INDEMNIFICATION

   (A) The Corporation shall not indemnify a director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

   (B) The determination referred to in subsection 4(A) above shall be made:

      (i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

      (ii) by special legal counsel:

         (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

         (2) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

      (iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

   (C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

   (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under
Section 5 below.

   (E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

   Section 5. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

   A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

      (i) The director is entitled to indemnification under this part; or

      (ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or
   (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

   If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

   Section 6. INDEMNIFICATION OF OFFICERS AND EMPLOYEES

   (A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

   (B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections
(A)(i) through (A)(iv) of Section 7.

   The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

   Section 7. SHAREHOLDER APPROVED INDEMNIFICATION

   (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

      (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

      (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

      (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

      (iv) for any transaction from which he received an improper personal benefit.

   (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

      (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

      (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

   Section 8. LIABILITY INSURANCE.

   The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

   Section 9. WITNESS FEES.

   Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

   Section 10. REPORT TO SHAREHOLDERS.

   If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

   Section 11. SEVERABILITY.

   In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

   Section 12. INDEMNIFICATION NOT EXCLUSIVE.

   The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

UNDERWRITING AGREEMENT

   Pursuant to the form of underwriting agreement incorporated by reference as
Exhibit 1.1 to this registration statement, the Corporation has agreed to indemnify the underwriters, if any, against certain liabilities under federal and state securities laws.

INSURANCE

   The registrant has purchased a policy of directors and officers liability (including company reimbursement coverage) insurance that provides certain coverage for the registrant and its subsidiaries and their respective directors and officers with respect to, among other things, liability under federal and state securities laws.

ITEM 16. EXHIBITS

   EXHIBIT
   NUMBER                        DESCRIPTION
   ------                        -----------
     1.1    --  Form of Underwriting Agreement (incorporated by reference to
                Exhibit 1 to SunTrust Banks, Inc.'s Registration Statement
                on Form S-3 (Registration No. 333-46093)).
     4.1    --  Indenture, dated as of May 1, 1993, between the Corporation and J.P. Morgan Trust Company, National Association (as
                successor in interest to PNC Bank, National Association), as trustee (incorporated by reference to Exhibit 4(a) to SunTrust
                Banks, Inc.'s Registration Statement on Form S-3 (Registration
                No. 33-62162)).
     4.2    --  Indenture, dated as of May 1, 1993, between the Corporation and
                Bank One, N.A. (as successor in interest to The First National
                Bank of Chicago), as trustee (incorporated by reference to
                Exhibit 4(b) to SunTrust Banks, Inc.'s Registration Statement on
                Form S-3 (Registration No. 33-62162)).
     5.1    --  Opinion of Raymond D. Fortin, General Counsel of SunTrust Banks,
                Inc., as to the legality of the securities being registered.
    12.1    --  Statement setting forth computation of ratios of earnings to fixed charges.
    23.1    --  Consent of Arthur Andersen LLP.
    23.2    --  Consent of Raymond D. Fortin, Counsel of the Corporation
                (included in Exhibit 5.1).
    25.1    --  Statement of eligibility of J.P. Morgan Trust Company, National
                Association, as trustee, on Form T-1.
    25.2    --  Statement of eligibility of Bank One, N.A., as trustee, on
                Form T-1.
    99.1    --  Acknowledgement of Letter from Arthur Andersen LLP.

ITEM 17. UNDERTAKINGS

   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of April, 2002.

                                          SUNTRUST BANKS, INC.

                                          By:      /s/ L. Phillip Humann
                                              ----------------------------------
                                                     L. Phillip Humann
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

                                POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. PHILLIP HUMANN, Chairman of the Board, President, Chief Executive Officer and a Director of the Company, JOHN W. SPIEGEL, Vice Chairman and Chief Financial Officer of the Company, RAYMOND D. FORTIN, Senior Vice President and Secretary of the Company, and MARK A. CHANCY, Senior Vice President and Treasurer of the Company, or any one of them, and any agent for service named in this registration statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities with SunTrust Banks, Inc. and on the date indicated.

          SIGNATURE                               TITLE                          DATE
          ---------                               -----                          ----

     /s/ L. Phillip Humann            Chairman of the Board, President,      April 16, 2002
--------------------------------    Chief Executive Officer and Director
       L. Phillip Humann


      /s/ John W. Spiegel                    Vice Chairman and               April 16, 2002
--------------------------------          Chief Financial Officer
        John W. Spiegel                (Principal Financial Officer)


   /s/ William P. O'Halloran        Senior Vice President and Controller     April 16, 2002
--------------------------------          (Chief Accounting Officer)
     William P. O'Halloran

      /s/ J. Hyatt Brown                         Director                    April 16, 2002
--------------------------------
        J. Hyatt Brown


     /s/ Alston D. Correll                       Director                    April 16, 2002
--------------------------------
       Alston D. Correll


      /s/ Douglas N. Daft                        Director                    April 16, 2002
--------------------------------
        Douglas N. Daft


      /s/ A. W. Dahlberg                         Director                    April 16, 2002
--------------------------------
        A. W. Dahlberg


     /s/ Patricia C. Frist                       Director                    April 16, 2002
--------------------------------
       Patricia C. Frist


      /s/ David H. Hughes                        Director                    April 16, 2002
--------------------------------
        David H. Hughes


    /s/ M. Douglas Ivester                       Director                    April 16, 2002
--------------------------------
      M. Douglas Ivester


/s/ Summerfield K. Johnston, Jr.                 Director                    April 16, 2002
--------------------------------
  Summerfield K. Johnston, Jr.

          SIGNATURE                               TITLE                          DATE
          ---------                               -----                          ----
   /s/ G. Gilmer Minor, III                      Director                    April 16, 2002
--------------------------------
     G. Gilmer Minor, III


      /s/ Larry L. Prince                        Director                    April 16, 2002
--------------------------------
        Larry L. Prince


    /s/ R. Randall Rollins                       Director                    April 16, 2002
--------------------------------
      R. Randall Rollins


   /s/ Frank S. Royal, M.D.                      Director                    April 16, 2002
--------------------------------
     Frank S. Royal, M.D.


     /s/ James B. Williams                       Director                    April 16, 2002
--------------------------------
       James B. Williams


   /s/ Karen Hastie Williams                     Director                    April 16, 2002
--------------------------------
     Karen Hastie Williams